INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lahaina Acquisitions, Inc.on Form S-8 of our report dated January 11, 2000, appearing in the Annual Report on Form 10-K/A of Lahaina Acquisitions, Inc. for the period ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 5, 2000